EXHIBIT 99.1

RESORTS INTERNATIONAL HOTEL AND CASINO, INC. REPORTS

RESULTS FOR THE THREE MONTHS ENDED

MARCH 31, 2005

ATLANTIC CITY, May 11, 2005 - Resorts International Hotel and Casino, Inc. (“Resorts”), which owns and operates Resorts Atlantic City, a casino/hotel in Atlantic City, NJ, today reported its operating results for the first quarter ended March 31, 2005.

First Quarter 2005 Results

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the first quarter were $6.0 million as compared to $5.3 million in the year earlier quarter. The increase in EBITDA was a result of the effects of the June 2004 opening of Resorts’ new 399-room Rendezvous Tower, Grand Lobby and related gaming space (collectively, the “new tower”), which resulted in a $5.2 million increase in net revenues for the quarter. The increase also resulted from the reimbursement of certain employee costs by an affiliate of Resorts’ parent company for the time spent by these employees on the acquisition of properties from Harrah’s Entertainment, Inc. and Caesars Entertainment, Inc. by the affiliate. Net loss for the quarter was $3.2 million compared to $1.6 million in the first quarter of 2004.

Gaming revenues for the quarter were $61.3 million, compared to $55.2 million for the comparable 2004 quarter. Net revenues for the quarter were $56.4 million, compared to $51.2 million in the prior year. Gaming volumes for the first quarter were up 11.7% and 10.7% for table drop and slot handle, respectively, as a result of the new tower described above.

Gross rooms revenue for the first quarter increased $1.5 million over 2004, as a result of more than 14,000 additional occupied room nights due to the new tower, and an increase in the average cash room rate during the first quarter, of 14% over 2004 levels.

“We are pleased with the results of the first quarter 2005, and with the continued positive trends in our gaming revenues,” said Nick Ribis, Vice Chairman of Resorts.” The New Tower continues to attract new guests. Complementing the tower is our Nikki Beach Entertainment complex, which will open Memorial Day weekend. Nikki Beach is part of our long term strategy of repositioning Resorts to appeal to a broader customer base.”

Capital Expenditures

During the first quarter 2005, the Company invested $4.7 million of capital, consisting of $1.5 million for maintenance capital expenditures and $3.2 million related to the hotel expansion.

Non-GAAP Financial Measures

EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement but it is commonly used as a measure of a company’s performance. A reconciliation of EBITDA to Net loss is attached to this release.

EBITDA is presented as a supplemental disclosure as it is a primary measure used by the company in reviewing and analyzing its performance. This measure is used widely within the gaming industry as an indicator of performance and of the value of gaming companies.

This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, such as operating income, net income or net cash provided by operating activities.

Resorts’ calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited.

Investor Conference Call

Management will conduct a conference call for holders of Resorts 11 1/2% First Mortgage Notes and investment analysts on Wednesday, May 11, 2005 at 1 p.m. EDT. Interested participants should call toll free 1-800-310-6649 ID: “Resorts Atlantic City 1st Quarter Conference Call”. The digital rebroadcast can be accessed by calling 1-888-203-1112. International participants may call 719-457-2693 passcode 8721742. A replay of the call will also be available at www.streetevents.com. After logon to www.streetevents.com, please enter “Resorts Atlantic City” to replay the call.

Readers are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Resorts may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): financial community and rating agency perceptions of Resorts, the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; the effects of environmental and structural building conditions relating to our properties; access to available and feasible financing on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Resorts disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Three months ended March 31,
	2005	2004
Net revenues	$56,391	$51,160
Operating expenses	50,351	45,901
Pre-opening expenses	—	17
Depreciation and amortization	4,694	3,439

Income from operations	1,346	1,803

Interest income	137	169
Interest expense, net of capitalized interest	(5,910)	(3,798)
Other income (expense), net	21	(56)

Loss before income taxes	(4,406)	(1,882)

Income tax benefit	1,237	243

Net loss	$(3,169)	$(1,639)

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

RECONCILIATION OF EBITDA TO NET LOSS

(Dollars in thousands)

	Three months ended March 31,
	2005	2004
Total net revenues	$56,391	$51,160
Operating expenses	50,351	45,901

EBITDA (a)	6,040	5,259
Pre-opening expenses	—	17
Depreciation and amortization	4,694	3,439

Income from operations	1,346	1,803
Interest income	137	169
Interest expense	(5,910)	(3,798)
Other income (expense), net	21	(56)
Income tax benefit	1,237	243

Net loss	$(3,169)	$(1,639)

(a)	EBITDA is earnings before interest, taxes, depreciation and amortization and pre-opening expenses. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement. EBITDA information is being included, as we believe it is a commonly used measure of operating performance in the gaming industry. We use EBITDA as the primary operating performance measurement in evaluating management’s performance. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to income from operations as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$24,964	$31,512
Other current assets	16,998	15,726

Total current assets	41,962	47,238

Property and equipment, net	259,686	256,243
Other assets (including $103 and $500 of restricted cash and cash equivalents in 2005 and 2004, respectively)	17,229	18,215

Total assets	$318,877	$321,696

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities	$34,325	$38,970
Long-term debt, less current portion	199,095	193,951
Other long-term liabilities	6,433	6,582

Total liabilities	239,853	239,503

Common stock	—	—
Capital in excess of par	77,673	77,673
Retained earnings	1,351	4,520

Total shareholder’s equity	79,024	82,193

Total liabilities and shareholder’s equity	$318,877	$321,696